SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-A/A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Cottonwood Communities, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	61-1805524 (I.R.S. Employer Identification No.)

1245 Brickyard Road, Suite 250
Salt Lake City, Utah 84106
(Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None
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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.
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If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.
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If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.	☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-258754

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, $0.01 par value per share
Class TX Common Stock, $0.01 par value per share
Class D Common Stock, $0.01 par value per share
Class I Common Stock, $0.01 par value per share
Class T Common Stock, $0.01 par value per share
(Title of class)

Explanatory Note:

Cottonwood Communities, Inc. (the “Company”) previously filed a Registration Statement on Form 8-A on April 29, 2020, with respect to Class A and Class T shares of the Company’s common stock, $0.01 par value per share.

During 2021, the Company restructured its classes of shares of common stock as part of a series of changes implemented in connection with pursuing an NAV-based, perpetual life strategy. The Company renamed the prior Class T shares as Class TX shares and authorized and designated three new classes of shares: Class T, Class D and Class I shares. Accordingly, the Company hereby amends the prior Form 8-A.

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the Class A, Class TX, Class D, Class T, and Class I shares of common stock, $0.01 par value per share, of the Company registered hereby are incorporated herein by reference to the Description of the Company’s Securities contained in Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ending December 31, 2021.

ITEM 2. EXHIBITS
1.
Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Company’s Pre-Effective Amendment No. 3 to the Registration Statement on Form S-11 (No. 333-215272) filed June 27, 2018)

2.	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed December 22, 2016)

3.	Articles Supplementary for the Class A shares of common stock (incorporated by reference to Exhibit 3.1 on Form 8-K (No. 333-215272) filed August 19, 2019)

4.	Articles Supplementary for the Class T shares of common stock (incorporated by reference to Exhibit 3.2 on Form 8-K (No. 333-215272) filed August 19, 2019)

5.	Articles of Amendment (incorporated by reference to Exhibit 3.3 on Form 8-K (No. 333-215272) filed August 19, 2019)

6.	Articles Supplementary – Preferred Stock (incorporated by reference to Exhibit 3.6 to the Company’s Quarterly Report on Form 10-Q filed November 13, 2019)

7.	Articles Supplementary for the Series 2016 Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed April 2, 2021)

8.	Articles Supplementary for the Series 2017 Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed April 2, 2021)

9.	Articles Supplementary for the Series 2019 Preferred Stock (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed April 2, 2021)

10.	Articles of Amendment for the Class TX shares of common stock (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed April 2, 2021)

11.	Articles Supplementary for the Class D, Class I and Class T shares of common stock (incorporated by reference to Exhibit 3.5 to the Company’s Current Report on Form 8-K filed April 2, 2021)

12.	Articles Supplementary for the Class D shares of common stock (incorporated by reference to Exhibit 3.12 to the Company’s Registration Statement on Form S-4/A (No. 333-255171) filed May 13, 2021)

13.
Articles Supplementary for the Class D and Class T shares of common stock (incorporated by reference to Exhibit 3.1 to the Company's Post-Effective Amendment no. 7 to its Registration Statement on Form S-11 (No. 333-215272) filed August 11, 2021)

14.	Articles Supplementary for the Series 2019 Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed October 18, 2021)

15.	Articles of Amendment (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed December 20, 2021)

16.	Articles Supplementary for the Series 2019 Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed February 7, 2022)

17.
Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (incorporated by reference to Exhibit 4.2 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed June 27, 2018)

18.
Form of Subscription Agreement (incorporated by reference to Appendix B to the prospectus included in the Company’s Amendment no. 1 to the Registration Statement on Form S-11 (No. 333-258754) filed October 21, 2021)

19.
Distribution Reinvestment Plan (incorporated by reference to Appendix A to the prospectus included in the Company’s Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-258754) filed October 21, 2021)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COTTONWOOD COMMUNITIES, INC.

Date: April 26, 2022	By:	/s/ Adam Larson
Adam Larson
Chief Financial Officer